STATE OF CALIFORNIA
                          Department of Health Services
                              Food and Drug Branch
               P R O C E S S E D F O O D R E G I S T R A T I O N


BLOBAL HEALTH TRAX                              REGISTRATION NUMBER:  0022929
                                                EXPIRATION DATE:     12/11/2004
2465 ASH ST.                                    FEE:  K
VISTA, CA  9081-8424

THE BUSINESS NAMED HEREIN IS REGISTERED TO MANUFACTURER, PACK OR HOLD PROCESSED FOOD IN THE STATE OF CALIFORNIA: THIS REGISTRATION IS ISSUED IN ACCORDANCE WITH THE PROVISIONS OF DIVISION 104 SECTION 110461 OF THE CALIFORNIA HEALTH AND SAFETY CODE AND IS NOT TRANSFERABLE TO ANY OTHER PERSON OR PLACE. THE REGISTRANT IS REQUIRED BY LAW TO IMMEDIATELY NOTIFY THE DEPARTMENT OF HEALTH SERVICES OF ANY CHANGE IN THE INFORMATION REGPORTED IN THIS APPLICATION.

TYPE OF FIRM: Manufacturing, Warehousing, Repacking, Labeling

TYPE OF PROCESSING: MIXING

FOOD COMMODITIES MANUFACTURED, PACKED OR HELD:

                                       550

RENEWAL ISSUE DATE: 12/04/2003


                                                          DISTRICT:  35